FOR IMMEDIATE RELEASE

1330 Avenue of the Americas
New York, NY 10019
Contact:
Leigh Parrish/David Roady
FD
(212) 850-5600

FINAL

NexCen Brands Completes Sale of Waverly

NEW YORK - October 6, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC) today announced that the Company completed the sale of its Waverly business. NexCen used the proceeds from the $26.0 million sale to pay off all of the outstanding Waverly debt of $21.3 million. Additionally, sales proceeds remaining after the repayment of Waverly debt and the payment of transaction expenses, were used to pre-pay $2.6 million of debt associated with NexCen’s Bill Blass business.

Kenneth J. Hall, Chief Executive Officer of NexCen Brands, stated, “The sale of Waverly on a timely basis is a key first step in de-levering our balance sheet and enhancing our liquidity. With the Waverly transaction closed, selling the Bill Blass business is a top priority in our continuing efforts to de-lever NexCen. We are in active discussions with multiple parties and are encouraged with the progress. As we continue to implement our business restructuring plan focused on our franchise business, we are pleased by the recent solid performance of our seven franchise brands.”

About NexCen Brands
NexCen manages global brands, generating revenue through franchising and licensing. The Company currently owns seven franchised brands. Two sell retail footwear and accessories (The Athlete’s Foot and Shoebox New York), and five are quick service restaurants (Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies). We also currently own and license the Bill Blass consumer products brand.

Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) our strategy to focus on the franchising business may not improve our financial performance or viability; (2) the restructuring of the bank credit facility may not provide our business with sufficient liquidity, (3) we may not be able to generate sufficient cash flow to make interest and principal payments on our bank credit facility, (4) our ability to comply with negative and affirmative covenants in our bank facility and the effects of restrictions imposed by such covenants may have a negative impact on our ability to operate our business, (5) we may not be able to sell our Blass business, or the sale may not generate sufficient proceeds to pay off the debt associated with that business, which will lead to increased interest obligations and entitle the bank to receive a highly dilutive warrant to purchase shares of our common stock, (6) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, (7) we may not be successful in operating or expanding our brands or integrating them into an efficient overall business strategy, (8) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (9) we depend on the success of our licensees and franchisees for future growth, (10) we may not be able to retain existing, or attract new, employees or franchisees, and licenses, and (11) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.